Exhibit 99.1

Invitae Reports More than 160% Annual Revenue Growth Driven by Nearly 140% Annual Growth in Volume in Second Quarter 2018

-- Raising annual revenue guidance amid strong quarter performance --
-- Q2 2018 gross profit of $16.9M up from $3.8M in Q2 2017 --
-- Management hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific --

SAN FRANCISCO, August 7, 2018 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetics companies, today announced financial and operating results for the second quarter ended June 30, 2018. Based on progress in the quarter, Invitae is raising its revenue guidance from more than $130 million to between $135 and $140 million in 2018.

“The combination of our broad and affordable diagnostic, reproductive health and proactive testing capabilities enables Invitae to answer genetic-related healthcare questions across all stages of life and opens up opportunity for growth as we bring genetics into mainstream medicine,” said Sean George, co-founder and chief executive officer of Invitae. “Amidst the rapid growth in both volume and revenue, Invitae is emerging as a leader in the world of genetics. Given our progress, we’re increasing our annual revenue guidance.”

Second Quarter 2018 Results

•	Accessioned more than 73,000 samples in the second quarter of 2018, a 14% sequential increase over the first quarter of 2018 and a 139% increase over the 30,500 samples in the second quarter of 2017.
•	Generated revenue of $37.3 million in the second quarter of 2018, a 35% sequential increase over the first quarter of 2018 and a 161% increase over the second quarter of 2017 revenue of $14.3 million.
•	Maintained the average cost per sample at $280 in the second quarter of 2018, flat from prior quarter, and a 19% reduction from a $345 average cost per sample in the second quarter of 2017.
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Achieved positive gross profit of $16.9 million in the second quarter of 2018 compared to a gross profit of $9.6 million in the first quarter of 2018, and $3.8 million gross profit in the second quarter of 2017.

Total operating expenses for the second quarter of 2018, excluding cost of goods sold, were $46.9 million compared to $31.9 million in the second quarter of 2017. For the second quarter of 2018, Invitae reported a net loss of $31.7 million, or a $0.47 loss per share, compared to a net loss of $28.6 million in the second quarter of 2017, or a $0.66 loss per share.

Cash used in operating activities for the quarter was $26.5 million, compared to $35.1 million in Q1 of 2018. At June 30, 2018, cash, cash equivalents, restricted cash and marketable securities totaled $91.4 million which includes $53.5 million in net proceeds from an equity offering that closed in April. The company also has access to $20 million in additional debt, bringing total available capital at the quarter close to more than $110 million.

Corporate Highlights

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Expanded the company’s reproductive health offering with the launch of genetic carrier screening, a comprehensive test designed to provide affordable, accessible information on genetic changes that pose a risk for parents of having a child with an inherited genetic disorder

•	Made significant progress on the integration and restructuring of the 2017 acquisitions, including the transfer of our Cambridge reproductive health technology to our San Francisco laboratory
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Continued growing our biopharma and patient advocacy network, launching seven biopharma partnership programs in the second quarter, including our SMA Identified program with Biogen to provide genetic testing to patients suspected of having or clinically diagnosed with SMA

•	Began receiving payment from Medicare for deletion and duplication analysis (CPT code 81433)

Scientific Highlights

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Published findings in the journal Genetics in Medicine from the largest analysis to date of genetic testing to identify deletions and duplications involving single genes using next-generation sequencing (NGS) techniques. The study found that these changes are present in a substantial number of patients and suggests that laboratory methods with high sensitivity to copy number variants (CNVs) should be a routine component of genetic testing

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Highlighted two studies at the American Society of Breast Surgeons (ASBS) showing that women who did not meet breast cancer genetic testing criteria had cancer-associated mutations just as often as women who met the criteria

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Presented findings at the American College of Medical Genetics (ACMG) annual meeting, indicating proactive genetic health screening reveals medically significant findings for a substantial portion of individuals tested, supporting the importance of proactive, clinical-grade testing in the absence of personal or family history of genetic disease.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 3497996. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a genetics company whose mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time and lower prices.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s future financial performance and estimated guidance for 2018; the company’s belief that its product mix opens up opportunities for growth; and that it is emerging as a leader in genetics. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to:  the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the Company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Invitae Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenue:
Test revenue	$36,350	$13,592	$63,403	$23,287
Other revenue	956	744	1,574	1,387
Total revenue	37,306	14,336	64,977	24,674
Costs and operating expenses:
Cost of test revenue	20,447	10,490	38,523	19,819
Research and development	15,784	11,339	31,150	21,362
Selling and marketing	18,707	12,520	37,631	24,092
General and administrative	12,436	8,062	24,216	14,813
Total costs and operating expenses	67,374	42,411	131,520	80,086
Loss from operations	(30,068)	(28,075)	(66,543)	(55,412)
Other income (expense), net	188	151	1,835	(540)
Interest expense	(1,791)	(1,067)	(3,083)	(1,389)
Net loss before taxes	(31,671)	(28,991)	(67,791)	(57,341)
Income tax benefit	-	(434)	-	(1,856)
Net loss	$(31,671)	$(28,557)	$(67,791)	$(55,485)
Net loss per share, basic and diluted	$(0.47)	$(0.66)	$(1.12)	$(1.30)
Shares used in computing net loss per share, basic and diluted	67,806,606	43,226,569	60,775,077	42,808,175

Invitae Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,568	$12,053
Marketable securities	36,576	52,607
Accounts receivable	25,058	10,422
Prepaid expenses and other current assets	12,311	11,599
Total current assets	122,513	86,681
Property and equipment, net	28,816	30,341
Restricted cash	5,307	5,406
Marketable securities, non-current	900	5,983
Intangible assets, net	32,994	35,516
Goodwill	47,217	46,575
Other assets	1,329	576
Total assets	$239,076	$211,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,200	$8,606
Accrued liabilities	22,566	22,742
Capital lease obligation, current portion	1,829	2,039
Debt, current portion	3,061	—
Total current liabilities	32,656	33,387
Capital lease obligation, net of current portion	2,413	3,373
Debt, net of current portion	55,575	39,084
Other long-term liabilities	9,785	13,440
Total liabilities	100,429	89,284
Stockholders’ equity:
Common stock	6	5
Accumulated other comprehensive loss	(109)	(171)
Additional paid-in capital	593,898	520,558
Accumulated deficit	(455,148)	(398,598)
Total stockholders’ equity	138,647	121,794
Total liabilities and stockholders’ equity	$239,076	$211,078

The condensed, consolidated balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

(628) 213-3369

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